SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 24, 2005

Date of Report (Date of Earliest Event Reported)

HARRIS INTERACTIVE INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27577	16-1538028

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

135 Corporate Woods, Rochester, New York	14623

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number Including Area Code: (585) 272-8400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

     Salary and Bonus Adjustment for Acting CEO

     At its meeting on May 24, 2005, the Compensation Committee of the Board of Directors of Harris Interactive Inc. (the “Company”) approved increases to the base salary and target bonus of Gregory T. Novak, Acting Chief Executive Officer of the Company, effective May 23, 2005. Mr. Novak’s base salary was increased from $368,000 to $425,000, and his target bonus for fiscal years 2005 and 2006 was increased from $150,000 to $200,000. The increases were discretionary adjustments made by the Compensation Committee pursuant to the terms of Mr. Novak’s Employment Agreement. In addition to serving as Acting Chief Executive Officer of the Company, Mr. Novak also serves as the Company’s President and Chief Operating Officer.

     Change in Control Agreements

     Also at its meeting on May 24, 2005, the Compensation Committee approved Company’s entry into Change in Control Agreements with the following executive officers of the Company:

Name / Title
Dee Allsop — Group President, Harris/Wirthlin Brand and Strategic Consulting Group

Aled Morris — Managing Director, U.K.

David Richardson — Group President, Government and Financial Services

Stephan Sigaud — Group President, Customer Loyalty Management

      The Change in Control Agreements with Aled Morris and Stephan Sigaud were entered into on May 31, 2005. The Company expects the Change in Control Agreements with Dee Allsop and David Richardson to be signed later this week. A copy of the form of Change in Control Agreement entered into with each of the foregoing individuals is attached to this Current Report on Form 8-K as Exhibit 10.1.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.1	Form of Change in Control Agreement between Harris Interactive Inc. and each of Dee Allsop, Aled Morris, David Richardson and Stephan Sigaud

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS INTERACTIVE INC.
(Registrant)

	By:	/s/ Frank J. Connolly, Jr.

	Name:	Frank J. Connolly, Jr.
	Title:	Chief Financial Officer and Corporate Secretary (Principal Financial Officer)

Dated: May 31, 2005

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1	Form of Change in Control Agreement between Harris Interactive Inc. and each of Dee Allsop, Aled Morris, David Richardson and Stephan Sigaud